Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-239513 on Form S-1 of our report dated February 27, 2020 relating to the consolidated financial statements of A.M. Castle & Co. and subsidiaries appearing in the Annual Report on Form 10-K of A.M. Castle & Co. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 10, 2020